UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2015

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	001-35392	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of LCNB was held on April 28, 2015.  At the meeting, the following items were voted on by the shareholders of LCNB:

1.  Electing three Class I directors for a three-year term;

2.  Adopting the 2015 Ownership Incentive Plan; and

3.

Ratifying the appointment of BKD, LLP as the independent registered accounting firm for LCNB for the fiscal year ending December 31, 2015.

The following nominees were elected as Class I directors by the votes indicated below. In addition to the votes reported below, there were 1,760,822 broker non-votes on the proposal for the election of directors.

Director	For	Withheld
Stephen P. Wilson	5,869,485	49,374
John Kochensparger, III	5,684,934	233,925
Spencer S. Cropper	5,821,747	97,712

The adoption of the 2015 Ownership Incentive Plan was approved by the votes indicated below. There were 1,760,822 broker non-votes on this proposal.

For	Against/Abstained
5,526,951	163,686

The ratification of the appointment of BKD, LLP as the independent registered accounting firm for LCNB was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against/Abstained
7,599,959	16,928

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 29, 2015	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer